Exhibit 10.1

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

XENON PHARMACEUTICALS INC.

(as amended April 20, 2022)

Article 1
PURPOSE

1.1	The purpose of this Plan is to promote the interests of Xenon Pharmaceuticals Inc. (the “Company”) by:
(a)

furnishing certain directors, officers, employees of the Company and its subsidiaries or other persons as the Board of Directors may approve with greater incentive to further develop and promote the business and financial success of the Company;

(b)	furthering the identity of interests of persons to whom options or share awards may be granted with those of the shareholders of the Company generally through share ownership in the Company; and
(c)	assisting the Company in attracting, retaining and motivating its directors, officers and employees.

The Company believes that these purposes may best be effected by granting Options or Share Awards to acquire Common Shares without par value in the capital of the Company.

Article 2
INTERPRETATION

2.1	In this Plan, unless there is something in the subject matter or context inconsistent therewith:
(a)	“Affiliate” has the meaning ascribed thereto under the Canada Business Corporations Act as from time to time amended, supplemented or re-enacted;
(b)

“Award” means, individually or collectively, an award of Options, an award of Share Appreciation Rights, Restricted Share Award, Restricted Share Unit Award, or any Performance Share Award granted under the Plan;

(c)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan;

(d)

“Blackout Period” means any period during which a Participant is prevented from trading the Common Shares pursuant to a policy of the Company, including but not limited to the Company’s insider trading policy, as amended and in force from time to time, any lockup or similar agreement described in the First Registration Statement, and any lockup or similar agreement between the Company and a third party restricting the trading of Common Shares;

(e)	“Board of Directors” means the board of directors of the Company;
(f)	“Business Day” means a day, other than Saturday, Sunday and any other day which is a statutory holiday in British Columbia Canada or New York U.S.A.;

(g)

“Cause” with respect to any Participant, shall mean (i) a Participant’s willful misconduct, (ii) a willful failure of a Participant to perform his or her duties, (iii) a Participant’s insubordination, theft, dishonesty, or any other willful conduct that is detrimental to the Company or its subsidiaries, (iv) cause for termination of employment or other service contract at common law, or (v) such other cause as the Board of Directors in good faith reasonably determines provides cause for the discharge of the Participant or termination of the Participant’s relationship with the Company;

(h)	“Change of Control” means:
(i)

the acquisition by any person or persons acting jointly or in concert (as determined by the Securities Act) (“Person”), whether directly or indirectly, of voting securities of the Company that, together with all other voting securities of the Company held by such Person, constitute in the aggregate more than 50% of all outstanding voting securities of the Company; provided, however, that for purposes of this subsection, the acquisition of additional securities by any one Person, who is considered to own more than 50% of all outstanding voting securities of the Company will not be considered a Change of Control;

(ii)

an amalgamation, arrangement or other form of business combination of the Company with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination; provided, however, that for purposes of this subsection, the acquisition of additional securities by any one Person, who is considered to own more than 50% of all outstanding voting securities of the Company will not be considered a Change of Control; or

(iii)

a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to a Related Entity, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity of which the Company has Control, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity of which a Person described in this subsection (iii)(B)(3) has Control.  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control for Awards granted to Participants who are subject to U.S. taxation unless the transaction qualifies as a Change of Control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (x) its sole purpose is to change the state or jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i)	“CEO” means the Chief Executive Officer of the Company;

(j)

“Code” means the U.S. Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation;

(k)

“Committee” means a committee of directors or of other individuals satisfying applicable laws appointed by the Board of Directors, or a duly authorized committee of the Board of Directors, in accordance with Article 3 hereof;

(l)	“Common Shares” means the common shares without par value in the capital of the Company;
(m)	“Consultant” means a person other than an employee, officer or director of the Company or of any of its subsidiaries that:
(i)	is engaged to provide services to the Company or any of its subsidiaries;
(ii)	provides the services under a written contract with the Company or of any of its subsidiaries; and
(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or of any of its subsidiaries,

and includes, for an individual Consultant, a corporation of which such individual is an employee or shareholder;

(n)	“Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of:
(i)	ownership of or direction over voting securities in the second person;
(ii)	a written agreement or indenture;
(iii)	being or Controlling the general partner of the second person; or
(iv)	being a trustee of the second person;
(o)	“Eligible Persons” means directors, officers, employees or Consultants of the Company or of any of its subsidiaries, and an “Eligible Person” shall have a corresponding meaning;
(p)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;
(q)

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Board of Directors, and/or (iii) the exercise price of an outstanding Award is increased or reduced.  The Board of Directors will determine the terms and conditions of any Exchange Program, in its sole discretion;

(r)

“Exercise Price” means the price per share at which Common Shares may be subscribed for by a Participant pursuant to a particular Share Option Agreement, as further described under paragraph 7.1(c) of the Plan;

(s)	“Fair Market Value Price” means, as of any date, the value of Common Shares determined as follows:

(i)

if the Common Shares are listed on a Stock Exchange, its Fair Market Value Price will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such other source as the Board of Directors deems reliable;

(ii)

if the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value Price of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in such source as the Board of Directors deems reliable; or

(iii)	in the absence of an established market for the Common Shares, the Fair Market Value Price will be determined in good faith by the Board of Directors.

Notwithstanding the foregoing, if the determination date for the Fair Market Value Price occurs on a day other than a Business Day, the Fair Market Value Price will be the price as determined in accordance with subsections (i) through (iii) above (as applicable) on the next Business Day, unless otherwise determined by the Board of Directors;

(t)

“First Registration Statement” means the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities;

(u)	“Fiscal Year” means the fiscal year of the Company;
(v)	“Full-Value Award” means a Restricted Share Award, Restricted Share Unit Award, or Performance Share Award;
(w)

“Incentive Share Option” means an Option to purchase Common Shares with the intention that it qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations and guidance promulgated thereunder, such intention being evidenced by the resolutions of the directors at the time of grant;

(x)

“Insider” has the meaning given to that term in the Securities Act and also includes associates and affiliates of the Insider, but does not include directors or senior officers of a subsidiary or affiliate of the Company unless such director or senior officer:

(i)	in the ordinary course receives or has access to information as material facts or material changes concerning the Company before the material facts or material changes are generally disclosed;
(ii)	is a director or senior officer of a “major subsidiary” of the Company (where “major subsidiary” has the meaning given to that term in National Instrument 55‑101 – Insider Reporting Exemptions); or
(iii)	is an insider of the Company in a capacity other than as a director or senior officer of the subsidiary or affiliate.

For the purpose of this definition, the terms “affiliate”, “associate” and “subsidiary” have the meanings given to them, respectively, in the Securities Act;

(y)	“NI 45‑106” means National Instrument 45‑106 – Prospectus and Registration Exemptions;

(z)	“Optioned Shares” means the Common Shares that may be subscribed for by a Participant pursuant to a Share Option Agreement;
(aa)	“Options” means share options granted hereunder to purchase Common Shares from treasury;
(bb)	“Outside Director” means a director who is not an employee (including officer) of the Company or an Affiliate;
(cc)	“Nonqualified Share Option” means an Option to purchase Common Shares other than an Incentive Share Option;
(dd)	“Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award;
(ee)	“Performance Criteria” means the one or more criteria that the Board of Directors shall select for purposes of establishing the performance goals for a Performance Period;
(ff)

“Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Board of Directors may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Share Award.

(gg)	“Performance Share Award” means an award of Common Shares which is granted pursuant to the terms and conditions of Article 9;
(hh)	“Plan” means this Amended and Restated 2014 Equity Incentive Plan, as the same may from time to time be supplemented, amended and/or restated and in effect;
(ii)	“Related Entity” means, for a company or corporation, a Person that Controls or is Controlled by the Company or that is Controlled by the same Person that controls that company or corporation;
(jj)	“Restatement Effective Date” has the meaning under paragraph 11.1 of the Plan.
(kk)	“Restricted Share Award” means an award of Common Shares which is granted pursuant to the terms and conditions of Article 9;
(ll)	“Restricted Share Unit Award” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Common Share, granted pursuant to the terms and conditions of Article 9;
(mm)

“Retirement” means retirement as an employee and/or officer of the Company, and if there is any question on whether a cessation of employment is by way of a retirement or not, the determination by the CEO (or in the CEO’s absence or in the case of a situation involving the cessation of employment of an executive officer of the Company, the Compensation Committee of the Board of Directors or the independent members of the Board of Directors) shall be conclusive and binding on the Participant;

(nn)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan;
(oo)	“Section 16(b)” means Section 16(b) of the Exchange Act;
(pp)	“Securities Act” means the Securities Act (British Columbia);

(qq)	“Share Appreciation Right” means a right to receive the appreciation on Common Shares that is granted pursuant to the terms and conditions of Article 9;
(rr)	“Share Award” means any Restricted Share Award, Restricted Share Unit Award, Share Appreciation Right, Performance Share Award, or any Other Share Award granted under the Plan;
(ss)

“shareholder approval” means the approval as evidenced by a resolution passed by a simple majority of votes cast at a meeting of holders of Common Shares (unless required by the Stock Exchanges to exclude the votes cast by Insiders in relation to amendments benefiting Insiders);

(tt)	“Stock Exchanges” means such stock exchanges or other organized market on which the Common Shares are listed or posted for trading, including the NASDAQ Stock Market LLC;
(uu)	“subsidiary” has the meaning assigned thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re-enacted; and
(vv)	“Trading Day”, with respect to any Stock Exchange, means a day on which securities may be traded through the facilities of such Stock Exchange.
2.2

Any question arising as to the interpretation of this Plan will be determined by the Board of Directors and, absent manifest error, such determination will be conclusive and binding on the Company and all Participants.

2.3

In this Plan, words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and unlimited partnerships, associations, trusts, incorporated organizations, joint ventures and governmental authorities.

Article 3
ADMINISTRATION OF PLAN

3.1

This Plan will be administered by the Board of Directors.  The Board of Directors may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board of Directors that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board of Directors will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board of Directors or the Committee (as applicable).  The Board of Directors may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest to the Board of Directors some or all of the powers previously delegated.  For the purpose of delegation of administration of the Plan, one or more of the CEO and/or officers of the Company, if designated by the Board of Directors, will be deemed a Committee.

3.2

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

3.3

The Board of Directors will take such steps which in its opinion are required to ensure that the Committee to which it has delegated the power to ensure that it has the necessary authority to fulfill its functions under this Plan.

3.4

Subject to the provisions of the Plan, the Board of Directors, and in the case of a Committee, subject to the specific duties delegated by the Board of Directors to such Committee, will have the authority, in its discretion:

(a)	to determine the Fair Market Value;
(b)	to select the Eligible Persons to whom Awards may be granted hereunder;
(c)	to determine the number of Shares to be covered by each Award granted hereunder;
(d)	to approve forms of Award Agreements for use under the Plan;
(e)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board of Directors (or Committee appointed by the Board of Directors) will determine;

(f)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(g)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(h)

to modify or amend each Award (subject to Article 11 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to paragraph 8.1(d) of the Plan regarding Incentive Share Options);

(i)	to allow to satisfy withholding tax obligations in such manner as prescribed in paragraph 10.7 of the Plan;
(j)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board of Directors;
(k)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant, as applicable, under an Award; and
(l)	to make all other determinations deemed necessary or advisable for administering the Plan.
3.5	The Board of Directors may not implement an Exchange Program.
3.6	Notwithstanding anything to the contrary in the Plan, no dividends or other distributions will be paid or credited with respect to any Common Shares subject to any unvested portion of an Award.
3.7

The Board of Directors has the authority to determine all questions arising out of the Plan and any Award granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons.

Article 4
REGULATIONS

4.1

The Board of Directors may from time to time establish such regulations, make such determinations and interpretations and take such steps in connection with this Plan which, in its opinion, are necessary or desirable for the administration of this Plan.

Article 5
COMPLIANCE WITH LAWS

5.1

The Plan, the grant, exercise, vesting, and/or settlement of Awards under the Plan and the Company’s obligation to issue Common Shares on exercise, vesting, or settlement of Awards will be subject to all applicable federal, provincial and foreign laws, rules and regulations and the rules of any regulatory authority or Stock Exchange on which the securities of the Company are listed.  The Company shall not be required, or in any way obliged, to grant Awards or issue Common Shares if such grant or issuance would require registration of the Plan or of any Awards or Common Shares under the securities laws of any jurisdiction other than Canada or the United States.  Common Shares issued to a Participant pursuant to the exercise, vesting, or settlement of an Award may be subject to limitations on sale or resale under applicable securities laws.

5.2

The Board of Directors may from time to time take such steps and require such documentation from Eligible Persons or Participants which in its opinion are necessary or desirable to ensure compliance with all applicable laws, the bylaws, rules and regulations of any Stock Exchanges.

5.3

The Board of Directors may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise, vesting, or settlement of any Award in order to ensure such compliance, including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise, vesting, or settlement of any Award to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

Article 6
COMMON SHARES SUBJECT TO PLAN

6.1

Subject to the provisions of Sections 6.4 and 10.3(a), the maximum number of Common Shares that may be issued pursuant to the Plan is equal to 13,365,328 Common Shares (the “Share Reserve”). The Common Shares may be authorized but unissued, or reacquired Common Shares.

6.2

Subject to the provisions of Sections 6.1, 6.4, and 10.3(a), the maximum number of Common Shares that may be issued pursuant to Full-Value Awards shall not exceed 1,000,000 Common Shares (the “Full-Value Award Limit”).  For the avoidance of doubt, any Common Shares that are issued pursuant to Full-Value Awards and subsequently become available for issuance under the Plan pursuant to Section 6.4 shall cease to count as Common Shares issued for purposes of this limitation.

6.3

The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options or Share Awards.

6.4

Upon the expiry or termination of an Award which has not been exercised in full or, with respect to a Restricted Share Award, Restricted Share Unit Award, or Performance Share Award is forfeited to or repurchased by the Company due to failure to vest, the number of unpurchased Common Shares reserved for issuance under that Award (or for Awards other than Options or Share Appreciation Rights the forfeited or repurchased Common Shares) shall become available for issue for the purpose of additional Awards which may be granted under this Plan (unless the Plan has terminated).  With respect to Share Appreciation Rights, only Common Shares actually issued (i.e., the net Common Shares issued) pursuant to a Share Appreciation Right will cease to be available under the Plan; all remaining Common Shares under Share Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Common Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Restricted Share Awards, Restricted Share Unit Awards, or Performance Share Awards are repurchased by the Company or are forfeited to the Company, such Common Shares will become available for future grant under the Plan.  Common Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Common Shares, such cash payment will not result in reducing the number of Common Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in paragraph 10.3, the maximum number of Common Shares that may be issued upon the exercise of Incentive Share Options will equal the aggregate Common Share number stated in paragraph 6.1, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Common Shares that become available for issuance under the Plan pursuant to this paragraph 6.4.

6.5

Participation in this Plan will be entirely voluntary and any decision not to participate will not affect an Eligible Person’s employment or other service relationship with the Company or any Related Entity.

6.6	Nothing in this Plan or in any Award Agreement will confer on any Participant any right to remain as an employee, officer, director or Consultant of the Company or any Related Entity.
6.7	Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Award.
6.8	A Participant will only have rights as a shareholder of the Company with respect to Shares that the Participant acquires through the exercise of an Option in accordance with its terms.
6.9

A holder of a Share Award will only have rights as a shareholder of the Company with respect to the Common Shares subject to the Share Award as specified and subject to restrictions as set out in the relevant agreement evidencing such Share Award.

Article 7
GRANT OF OPTIONS

7.1	Subject to the rules set out below, the Board of Directors may from time to time grant to any Eligible Person one or more Options as the Board of Directors deems appropriate:
(a)

Date Option Granted.  The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Board of Directors authorizes the grant of such Option or such other date as may be specified by the Board of Directors at the time of such authorization.

(b)

Number of Common Shares. The number of Common Shares that may be purchased under any Option by a Participant will be determined by the Board of Directors provided that such number may not be greater than the maximum number permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges. A Participant, at the time of granting an Option, may hold more than one Option.

(c)

Exercise Price.  The exercise price (the “Exercise Price”) per Common Share under each Option will be determined by the Board of Directors by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including those of the Stock Exchanges.  Notwithstanding the foregoing, in the case of a Nonqualified Share Option or Incentive Share Option, the Exercise Price will be no less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant, subject to the limitations applicable to Incentive Share Options set forth in paragraph 8.1(b) of the Plan.  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(d)

Award Agreement.  Each Option will be evidenced by an Award Agreement, which incorporates such terms and conditions as the Board of Directors, in its discretion, deems appropriate and consistent with the provisions of this Plan. Each Award Agreement will be executed by the Eligible Person to whom the Option is granted and on behalf of the Company by any member of the Board of Directors, the CEO or the Corporate Secretary of the Company or such other person as the Board of Directors may designate for such purpose.

(e)	Expiry of Options. Each Option will expire on the earlier of:
(i)

the date determined by the Board of Directors and specified in the Award Agreement pursuant to which such Option is granted, provided that such date may not be later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted (except (1) in the circumstances where the tenth anniversary falls within, or within five Business Days after, the end of a Blackout Period, then instead of the tenth anniversary, the relevant date shall be the fifth Business Day after the end of such Blackout Period; provided, however, that the extension in this subsection 7(e)(i)(A)(1) shall be applied to any Option held by a Participant who is a U.S. taxpayer only to the extent that it would not violate Code Section 409A and (2) in the circumstances described in paragraph 8.1(b) of the Plan) and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges;

(ii)

in the event the Participant ceases to be an Eligible Person for any reason, other than death of the Participant, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Board of Directors, which period may be specified in the specific Award Agreement with respect to such Option (but in no event granted beyond the original expiry date of the Option as provided for in subparagraph (i) above).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 90 days following the date the Participant ceases to be an Eligible Person due to termination without Cause or resignation (or 180 days following the date Participant ceases to be an Eligible Person due to such Participant’s Retirement, 365 days following the date Participant ceases to be an Eligible Person due to such Participant’s disability, and immediately upon Participant ceasing to be an Eligible Person due to the termination of such Participant as an Eligible Person for Cause).  Unless otherwise provided by the Board of Directors, if on the date the Participant ceases to be an Eligible Person, the Participant is not vested as to his or her entire Option, the Common Shares covered by the unvested portion of the Option will revert to the Plan.  If after the date the Participant ceases to be an Eligible Person, the Participant does not exercise his or her Option within the time specified by the Board of Directors, the Option will terminate, and the Common Shares covered by such Option will revert to the Plan;

(iii)

in the case of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person; or (B) the date which is the number of days determined under subparagraph (ii) above, from the date on which the Participant ceased to be an Eligible Person; the date which is the 365th day after the date of death of such Participant or such other date as may be specified by the Board of Directors and which period will be specified in the Award Agreement with respect to such Option (but in no event beyond the original expiry date of the Option as provided for in subparagraph (i) above).  Unless otherwise provided by the Board of Directors, if at the time of death Participant is not vested as to his or her entire Option, the Common Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Common Shares covered by such Option will revert to the Plan;

(iv)

notwithstanding the foregoing provisions of subparagraphs (ii) and (iii) of this paragraph 7.1(e), the Board of Directors may, subject to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option held by a deceased Participant may be exercised or within which an Option may be exercised by an Participant who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (i) above; and

(v)

notwithstanding the foregoing provisions, if the expiry of an Option pursuant to subparagraphs (ii) and (iii) of this paragraph 7.1(e) occurs during the Blackout Period applicable to the Participant or within five Business Days after the last day of a Blackout Period applicable to the Participant, the expiry date for the Option will be the last day of such five Business Day period, except in the event of expiry of Options following termination of a Participant’s employment or services (for a director) or contract as a Consultant for Cause.

(f)	Exercise of Options.
(i)

The Board of Directors may impose such limitations or conditions on the exercise or vesting of any Option as the Board of Directors, in its discretion, deems appropriate.  Each Award Agreement will provide that the Option granted thereunder may be exercised by notice signed by the Participant and accompanied by full payment for the Common Shares being purchased or by other means, including without limitation electronic means via on-line arrangements, as the Board of Directors may from time to time approve and allow.

(ii)

The Board of Directors will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Board of Directors will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (A) cash; (B) cheque; (C) other Common Shares, provided that such Common Shares have a Fair Market Value Price on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised and provided that accepting such Common Shares will not result in any adverse accounting consequences to the Company, as the Board of Directors determines in its sole discretion; (D) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (E) by net exercise; (F) such other consideration and method of payment for the issuance of Common Shares to the extent permitted by the applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject; or (G) any combination of the foregoing methods of payment.

Article 8
INCENTIVE SHARE OPTION LIMITATIONS

8.1

To the extent required by Section 422 of the Code, if applicable, Incentive Share Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under the Plan, the provisions under this Article shall prevail:

(a)

Dollar Limitation.  To the extent the aggregate Fair Market Value (determined as of the grant date) of Common Shares with respect to which Incentive Share Options are exercisable for the first time during any calendar year (under the Plan and all other Share option plans of the Company) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a Nonqualified Share Option.  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

(b)

10% Shareholders.  If a Participant owns 10% or more of the total voting power of all classes of the Company’s shares, then the exercise price per share of an Incentive Share Option shall not be less than 110% of the fair market value of the Common Shares on the grant date and the Option term shall not exceed five years.  The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

(c)

Eligible Employees.  Eligible Persons who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Share Options.  For purposes of this paragraph (c), “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 424 of the Code.

(d)	Term. The term of an Incentive Share Option shall not exceed 10 years.
(e)

Exercisability.  To qualify for Incentive Share Option tax treatment, an Option designated as an Incentive Share Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination.  Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant reemployment rights are guaranteed by statute or contract.  For purposes of this paragraph (d), “total disability” shall mean a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.  Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Board of Directors.

(f)

Assignability.  No Incentive Share Option granted under the Plan may be assigned or transferred by the Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime, such Incentive Share Option may be exercised only by the Participant.

(g)

Grant.  No Incentive Share Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Article 9
provisions of share awards other than options

The Board of Directors may in its discretion determine to grant other forms of Awards other than Options under this Plan on the terms and conditions set out below and all such other forms of share awards will be subject to the Share Reserve:

9.1	Restricted Share Awards.
(a)

Each Restricted Share Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Restricted Share Award may change from time to time, and the terms and conditions of separate Restricted Share Award need not be identical, provided, however, that each Award Agreement evidencing a Restricted Share Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, cheque, bank draft or money order payable to the Company; (B) past services actually rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board of Directors, in its sole discretion, and permissible under applicable law.

(ii)

Vesting; Other Restrictions. Common Shares subject to a Restricted Share Award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule or other restrictions to be determined by the Board of Directors as specified in the Award Agreement evidencing the Restricted Share Award. Except as otherwise provided in this Plan, Common Shares subject to the Restricted Share Award will be released from escrow as soon as practicable after such Common Shares vest or the restrictions lapse or at such other time as the Board of Directors may determine.  The Board of Directors, in its discretion, may accelerate the time at which any vesting conditions or other restrictions will lapse or be removed.  On the date set forth in the Award Agreement, the Common Shares subject to the Restricted Share Award that have not vested or for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(iii)

Voting Rights.  Before the vesting of or lapse of restrictions with respect to the Common Shares subject to a Restricted Share Award, Participants holding Common Shares subject to the Restricted Share Award granted hereunder may exercise full voting rights with respect to those Common Shares, unless the Board of Directors determines otherwise.

(iv)

No Dividends or Other Distributions Prior to Vesting. Before the vesting of or lapse of restrictions with respect to the Common Shares subject to a Restricted Share Award, Participants holding Common Shares subject to the Restricted Share Award granted hereunder will not be entitled to receive any dividends or other distributions paid with respect to such Common Shares.

9.2	Restricted Share Unit Awards.
(a)

Each Restricted Share Unit Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Restricted Share Unit Award may change from time to time, and the terms and conditions of separate Restricted Share Unit Award need not be identical, provided, however, that each Award Agreement evidencing a Restricted Share Unit Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. At the time of grant of a Restricted Share Unit Award, the Board of Directors will determine the consideration, if any, to be paid by the Participant upon delivery of each Common Share subject to the Restricted Share Unit Award.  The consideration to be paid (if any) by the Participant for each Common Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board of Directors in its sole discretion and permissible under applicable law.

(ii)

Vesting. At the time of the grant of a Restricted Share Unit Award, the Board of Directors may impose such restrictions or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate. The Board of Directors, in its discretion, may accelerate the time at which any vesting conditions or other restrictions will lapse or be removed.  On the date set forth in the Award Agreement, the Restricted Share Unit Award for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.  Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Share Unit Award that has not vested will be forfeited upon the Participant’s termination of services or employment or engagement with the Company.

(iii)

Payment. Upon meeting the applicable vesting criteria, a Restricted Share Unit Award (or vested portion thereof) may be settled by the delivery of Common Shares, its cash equivalent, or in any combination thereof, as determined by the Board of Directors and contained in the Award Agreement evidencing the Restricted Share Unit Award.

(iv)

Additional Restrictions. At the time of the grant of a Restricted Share Unit Award, the Board of Directors, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Common Shares (or their cash equivalent) subject to a Restricted Share Unit Award to a time after the vesting of such Restricted Share Unit Award.

(v)	No Dividend Equivalents. Dividend equivalents may not be credited in respect of Common Shares covered by a Restricted Share Unit Award.
9.3	Share Appreciation Rights.
(a)

Each Share Appreciation Rights Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Share Appreciation Rights Award may change from time to time, and the terms and conditions of separate Share Appreciation Right Award need not be identical, provided, however, that each Award Agreement evidencing a Share Appreciation Rights Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Term. No Share Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Share Appreciation Right Agreement.
(ii)

Exercise Price. The exercise under each Share Appreciation Right will be determined by the Board of Directors by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant.

(iii)

Calculation of Appreciation. The appreciation distribution payable on the exercise of a Share Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value Price (on the date of the exercise of the Share Appreciation Right) of a number of Common Shares equal to the number of Common Share equivalents in which the Participant is vested under such Share Appreciation Right, and with respect to which the Participant is exercising the Share Appreciation Right on such date, over (B) the aggregate Exercise Price of such number of Common Share equivalents being exercised.

(iv)

Vesting. At the time of the grant of a Share Appreciation Right, the Board of Directors may impose such restrictions or conditions to the vesting of such Share Appreciation Right as it, in its sole discretion, deems appropriate.

(v)

Exercise. To exercise any outstanding Share Appreciation Right, the Participant must provide notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such Share Appreciation Right or by other means, including without limitation electronic means via on-line arrangements, as the Board of Directors may from time to time approve and allow.

(vi)

Payment. The appreciation distribution in respect of a Share Appreciation Right may be paid in Common Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board of Directors and set forth in the Award Agreement evidencing such Share Appreciation Right.

(vii)

Expiry of Share Appreciation Rights. Each Share Appreciation Right will expire upon the date determined by the Board of Directors, in its sole discretion, and set forth in the Award Agreement evidencing Share Appreciation Rights.  Notwithstanding the foregoing, the rules of paragraph 7.1(e) also will apply to Share Appreciation Rights.

9.4	Performance Share Awards.
(a)

Each Performance Share Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Performance Share Award may change from time to time, and the terms and conditions of separate Performance Share Award need not be identical, provided, however, that each Award Agreement evidencing a Performance Share Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Performance Objectives and Other Terms.  The Board of Directors will set performance objectives or other vesting provisions (including, without limitation, continued status as an Eligible Person) in its discretion which, depending on the extent to which they are met, will determine the number or value of Common Shares subject to a Performance Share Award that will be paid out to the Participant.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Performance Share Award will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Board of Directors, in its sole discretion, will determine.  The Board of Directors may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal, provincial or state securities laws, or any other basis determined by the Board of Directors in its discretion.

(ii)

Vesting. After the applicable Performance Period has ended, the holder of Performance Share Award will be entitled to receive a payout of the number of Common Shares subject to the Performance Share Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Share Award, the Board of Directors, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Common Shares subject to the Performance Share Award.

(iii)

Payment. Upon meeting the applicable vesting criteria, a Performance Share Award (or vested portion thereof) may be settled by the delivery of Common Shares, its cash equivalent, or in any combination thereof, as determined by the Board of Directors and contained in the Award Agreement evidencing the Performance Share Award.

(iv)

Expiry of Performance Share Award.  On the date set forth in the Award Agreement, all unearned or unvested Common Shares subject to a Performance Share Award will be forfeited to the Company, and again will be available for grant under the Plan.

(v)	No Dividend Equivalents. Dividend equivalents may not be credited in respect of Common Shares covered by a Performance Share Award.

Article 10

PROVISIONS APPLICABLE TO AWARDS

10.1

Leave of Absence/Transfer Between Locations.  Unless the Board of Directors provides otherwise and subject to applicable laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an employee in the case of (a) any leave of absence approved by the Company, (b) transfers between locations of the Company or between the Company, its parent, or any subsidiary, or (c) any statutory-protected leave.  For purposes of Incentive Share Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the 1st day of such leave any Incentive Share Option held by the Participant will cease to be treated as an Incentive Share Option and will be treated for U.S. tax purposes as a Nonqualified Share Option.

10.2

Restrictions on Transfer.  Unless the Board of Directors provides otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Board of Directors makes an Award transferable, such Award will contain such additional terms and conditions as the Board of Directors deems appropriate.

10.3	Adjustments; Dissolution or Liquidation; Merger or Change of Control.
(a)

Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares occurs, the Board of Directors, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Common Shares that may be delivered under the Plan and/or the number, class, and price of Common Shares covered by each outstanding Award, the Share Reserve, and the Full-Value Award Limit.

(b)

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board of Directors will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Change of Control.  Subject to the immediately following paragraph, in the event of a merger of the Company with or into another corporation or other entity or a Change of Control, each outstanding Award will be treated as the Board of Directors determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change of Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change of Control, and, to the extent the Board of Directors determines, terminate upon or immediately prior to the effectiveness of such merger or Change of Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board of Directors determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Board of Directors in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this subparagraph (c), the Board of Directors will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award consistent with subsection (i) of the immediately preceding paragraph, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Share Appreciation Rights, including Common Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Share Awards and Restricted Share Unit Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Share Appreciation Right is not assumed or substituted in the event of a Change of Control, the Board of Directors will notify the Participant in writing or electronically that the Option or Share Appreciation Right will be exercisable for a period of time determined by the Board of Directors in its sole discretion, and the Option or Share Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subparagraph (c), an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Shares for each Common Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the Change of Control is not solely common shares or common stock of the successor corporation or its Parent, the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Share Appreciation Rights or upon the payout of a Restricted Share Unit, Performance Share Award, for each Common Share subject to such Award, to be solely common shares or common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the Change of Control.

Notwithstanding anything in this subparagraph (c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)

Outside Director Awards.  With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a director of the Company or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (which does not include resignation at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Share Appreciation Rights as to all of the Common Shares underlying such Award, including those Common Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Share Awards and Restricted Share Unit Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

10.4	Outside Director Limitations.
(a)

Cash-Settled Awards.  No Outside Director may be granted, in any fiscal year of the Company, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than US$500,000, increased to US$1,000,000 in connection with his or her initial service.

(b)

Share-Settled Awards.  No Outside Director may be granted, in any fiscal year of the Company, share-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than US$500,000, increased to US$1,000,000 in connection with his or her initial service.

10.5	Representations and Covenants of Award holder. Each Award Agreement will contain representations and covenants of the holder that:
(a)

the holder is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or a person otherwise approved as an “Eligible Person” under this Plan by the Board of Directors on the date of grant;

(b)

the holder’s participation in the Plan is voluntary and the holder has not been induced to enter into such Award Agreement by the expectation of employment or engagement as a Consultant or continued employment or engagement as a Consultant with the Company or any Affiliate;

(c)

the holder is aware that the grant of the Award and the issuance by the Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document (other than a registration statement on Form S-8 with the United States Securities and Exchange Commission) qualifying the distribution of the Awards or the Common Shares to be distributed thereunder under any applicable securities laws and if such exemption for any reason becomes unavailable, the obligation of the Company to grant any Awards or issue any Common Shares upon the exercise, vesting, or settlement of an Award, as the case may be, will cease; and

(d)

the holder or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Share Awards, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

10.6

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any Stock Exchange on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in an agreement evidencing the grant of the Awards as the Board of Directors determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Common Shares.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.

10.7	Taxes.
(a)

Withholding Requirements.  Prior to the delivery of any Common Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. or Canadian federal, provincial, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements.  The Board of Directors, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Common Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Board of Directors may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Board of Directors determines in its sole discretion, or (c) delivering to the Company already-owned Common Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Board of Directors may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Board of Directors determines in its sole discretion. The fair market value of the Common Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)

Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board of Directors.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board of Directors.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.  In no event will the Company have any obligation under the terms of the Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Code Section 409A.

Article 11
SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

11.1

This amendment and restatement of the Plan is subject to, and contingent upon, shareholder approval at the 2022 Annual Meeting of Shareholders in the manner and to the degree required under applicable laws (the “Restatement Effective Date”).  The Plan will continue in effect for a term of ten (10) years from April 16, 2020, unless terminated earlier under paragraph 11.2 of the Plan.

11.2

The Board of Directors will have the right at any time and from time to time to suspend, amend or terminate this Plan in any manner without consent or approval from Participants or shareholders (provided that no such suspension, amendment or termination may be made that will materially prejudice the rights of any Participant under any Award previously granted to such Participant without consent by such Participant).

11.3	The full powers of the Board of Directors as provided for in this Plan will survive the termination of this Plan until all Awards have been exercised or settled in full or have otherwise expired.

Article 12
APPLICABLE LAW

12.1

The laws of the Province of British Columbia shall apply to the Plan and any Award Agreement evidencing the grant of Awards granted hereunder and will be interpreted and construed in accordance with the laws of the Province of British Columbia.

12.2

Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with the Plan to the exclusive jurisdiction of the courts of the Province of British Columbia.

Article 13

13.1

The Plan will be subject to shareholder approval within 12 months after the date the Plan is adopted by the Board.  Such shareholder approval will be obtained in the manner and to the degree required under applicable laws.

SHARE OPTION AGREEMENT

THIS AGREEMENT made on [________]

AMONG:

Xenon Pharmaceuticals Inc., a company incorporated under the laws of Canada

(the “Company”)

AND:

[First Name, Last Name, Title]
(the “Optionee”)

WHEREAS:

A.The Optionee is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person otherwise approved by the Board of Directors as “Eligible Persons”; and

B.The Company considers that the grant to the Optionee of an option to purchase Common Shares in the capital of the Company will promote the interests of the Company by furnishing the Optionee with greater incentive to further develop and promote the business and financial success of the Company and by furthering the identity of interest of the Optionee with the shareholders of the Company generally through share ownership in the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual premises and respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions

In this Agreement unless there is something in the subject matter or context inconsistent therewith, words and terms used herein will have the meanings set forth.  To the extent a capitalized term is used herein and not otherwise defined, it shall have the meaning prescribed under the Plan:

(1)	“Affiliate” has the meaning ascribed thereto under the Canada Business Corporations Act in effect on the date hereof;
(2)	“Board of Directors” means the board of directors of the Company for the time being;
(3)	“Business Day” means a day other than Saturday, Sunday and any other day which is a legal holiday in British Columbia;
(4)	“Common Shares” means common shares without par value in the capital of the Company;
(5)	“Expiry Date” means the close of business on ● or such later date as may be extended pursuant to the terms of the Plan;
(6)	“Option” means the option to purchase Common Shares granted by this Agreement;
(7)	“Option Exercise Form” has the meaning under Section 2.4 of this Agreement;

(8)

“Plan” means the Amended and Restated 2014 Equity Incentive Plan of the Company adopted by the Board of Directors on April 16, 2020, as the same may from time to time be supplemented or amended and in effect;

(9)

“Retirement” means retirement as an employee and/or officer of the Company, and if there is any question on whether a cessation of employment is by way of a retirement or not, the determination by the Chief Executive Officer (or in his absence or in the case of a situation involving the cessation of employment of an executive officer of the Company, the Compensation Committee of the Board of Directors or the independent members of the Board of Directors) shall be conclusive and binding on the Optionee;

(10)	“Separate Agreement” has the meaning under Section 2.2 of this Agreement;
(11)	“subsidiary” has the meaning ascribed thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re enacted.
1.2	Interpretation

For the purposes of this Agreement, except as otherwise provided:

(1)	“this Agreement” means this Share Option Agreement as it may from time to time be supplemented or amended and in effect, and which is deemed to be an Award Agreement in accordance with the Plan;
(2)	all references in this Agreement to “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;
(3)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(4)	the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;
(5)

the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting whether or not non‑limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto;

(6)	where the time for doing an act falls or expires on a day other than a Business Day, the time for doing such act is extended to the next day which is a Business Day;
(7)

any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation; and

(8)	any other capitalized terms not defined herein but defined in the Plan shall have the meaning as set out in the Plan.

ARTICLE II

THE OPTION

2.1	Grant

Subject to the provisions of this Agreement and all the terms of the Plan, the Company hereby grants to the Optionee an option to purchase ● Common Shares at an exercise price of $ ● per share.

2.2	Expiry of Option

Subject to the terms of the Plan (including but not limited to section 7.1(e)(v) of the Plan), the provisions of this Agreement below, and/or any employment or service agreement, offer letter, change in control severance agreement, or any other agreement that, prior to the date of this Agreement, has been entered into between the Optionee and the Company or any subsidiary of the Company or any Affiliate of the Company (such agreement, a “Separate Agreement”), the Option will expire upon the earliest to occur of the following:

1.	the Expiry Date;
2.

the date which is 90 days after the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates without Cause or due to voluntary termination of employment by the Optionee (other than Retirement);

3.	the date which is 180 days from the date Optionee ceases to be an “Eligible Person” due to Retirement; and
4.

the date on which the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates for Cause or material breach of the Eligible Person’s duty to the Company or any of its subsidiaries or any of its Affiliates;

5.	the date which is 365 days from the date Optionee ceases to be an “Eligible Person” due to disability; and
6.	the date which is 365 days from the date Optionee ceases to be an “Eligible Person” due to death;

however, in the event of the death of the Optionee occurring during the time period specified in subsections 2.2(2) and 2.2(4) above, subject to earlier expiry on the Expiry Date, the Option will expire on the date which is 365 days after the date the Optionee ceased to be an “Eligible Person”.

For greater certainty for the purpose of this Agreement and the Plan, the date on which the employment of an Optionee is terminated without Cause or pursuant to voluntary resignation shall be deemed to be the last day the Optionee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any period following such date during which the Optionee is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice.

Further, and notwithstanding the above, and for greater certainty for the purposes of this Agreement and the Plan, if the Optionee’s employment is terminated by the Company, any of its subsidiaries or any of its Affiliates and prior thereto, concurrently therewith or immediately thereafter the Optionee commences employment with the Company, any of its subsidiaries or any of its Affiliates, as the case may be, the Optionee will not cease to be an “Eligible Person” and the determination of the expiry date of the Option pursuant to subsection 2.2(2) will not apply to such event.

2.3	Nontransferability of Option

The Option is not transferable or assignable and is exercisable only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee or duly appointed attorney of the Optionee or of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing his affairs, the Optionee's legal representative or such committee or attorney, as the case may be (the “Legal Representative”).

2.4	Manner of Exercise

Subject to the terms of the Plan, the Option may be exercised by (i) delivering to the Company, prior to the expiry of the Option, an option exercise form duly executed by the Optionee or its Legal Representative (the “Option Exercise Form”) substantially in the form of Schedule “A”  completed and executed in a manner acceptable to the Company, acting reasonably, or (ii) in a manner and pursuant to such procedures as the Board of Directors may determine, which will state the election to exercise the Option (with appropriate proof of completion of such exercise procedure) (the “Alternative Exercise Procedure”). The Option Exercise Form or the completion of the Alternative Exercise Procedure (as applicable) must be accompanied by payment in full for the number of Common Shares in respect of which the Option is being exercised, in cash, bank draft, certified cheque or other form of payment acceptable to the Company, made payable to the Company at its principal place of business at the time of the exercise of the Option.

Payment of the aggregate exercise price will be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) cheque; (c) consideration received by the Company under a formal cashless exercise (which, for clarity, may include net exercise) program adopted by the Company in connection with the Plan; or (d) surrender of other Common Shares which have a Fair Market Value Price on the date of surrender equal to the aggregate exercise price of the exercised Common Shares, provided that accepting such Common Shares, in the sole discretion of the Board of Directors, will not result in any adverse accounting consequences to the Company.

At the time the Optionee exercises the Option, in whole or in part, and at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee by the Company, any of its subsidiaries or any of its Affiliates and otherwise agree to make adequate provision for any sums required to satisfy the U.S. and Canadian federal, provincial, state, local and foreign tax withholding obligations of the Company, its subsidiaries or its Affiliates, if any, which arise in connection with the exercise of the Option.

The Optionee may not exercise the Option unless the tax withholding obligations of the Company, any of its subsidiaries and/or any of its Affiliate are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company will have no obligation to issue a certificate for such Common Shares, unless such obligations are satisfied.

2.5	Issuance of Shares

The Company will have no obligation to issue Common Shares upon the exercise of the Option unless the Board of Directors is satisfied that the issuance of such Common Shares to the Optionee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or posted for trading.  In particular, if required by any regulatory authority to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or traded, shareholder approval to the grant of this Option must be obtained prior to the exercise of the Option or to the amendment of this Agreement.

2.6	Compliance with Laws

The Board of Directors may from time to time take such steps and require such documentation from the Optionee which in its opinion is necessary or desirable to ensure compliance with all applicable laws.  The Optionee acknowledges that the Company may share any such documentation and/or any other information of the Optionee with third parties, including without limitation the Company’s transfer agent, the Company’s equity administrator, the Canadian Revenue Agency (CRA) and the Internal Revenue Service (IRS) to the extent required to grant, manage, exercise or cancel the options or as required by law. The Board of Directors may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise of any Option in order to ensure such compliance, including the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of the Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

2.7	Delivery of Share Certificates

Subject to Sections 2.5 and 2.6, the Company will as soon as practicable after receipt of the Option Exercise Form or the confirmation of the completion of the Alternative Exercise Procedure and the payment referred to in Section 2.4 issue and deliver a certificate or certificates representing the Common Shares so purchased.

2.8	Vesting

Unless otherwise specified by the Board in the terms of grant and subject to the terms of the Plan and any Separate Agreement (if applicable), the Common Shares subject to the Options granted under this Agreement will vest and be available to the Optionee to purchase (prior to expiry of the Options as provided for in Section 2.2 above) as follows:

(1)	¼ (one quarter) on first anniversary [NTD: if new employee on 1st Anniversary, if Annual Grant on specific date (Jan 1)] of the grant of the Option; and
(2)	1/48 (one forty-eighth) on a monthly basis over the three (3) years following the [first anniversary] [or specific date] of the grant of the Option, in equal amounts, on the last day of each month;

provided that:

(3)

if the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates without Cause or alleged constructive dismissal or due to voluntary termination by the Optionee (other than Retirement), all Common Shares subject to Options granted under this Agreement which are not yet available for purchase as provided for above (the “Unvested Options”) will immediately be cancelled on the effective date of such termination, which shall be deemed to be the last day the Optionee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and no statutory, contractual or common law notice entitlement or any entitlement to compensation in lieu of such notice shall operate to extend the vesting of Options past said deemed termination date;

(4)

if the Optionee ceases to be an “Eligible Person” due to voluntary termination of employment by the Optionee (other than Retirement), all Unvested Options will immediately be cancelled on the effective date of such termination;

(5)

if the Optionee ceases to be an “Eligible Person” due to termination by the Company, any of its subsidiaries or any of its Affiliates of the Optionee’s employment for Cause, all Unvested Options will immediately be cancelled on the date when the Company, its subsidiary or its Affiliate, as the case may be, notifies the Optionee of such termination;

(6)

if the Optionee ceases to be an “Eligible Person” due to Retirement, all Unvested Options will immediately be cancelled on the date of Retirement unless the Board of Directors has expressly granted continued vesting after Retirement in accordance with the schedule provided for in Subsections 2.8(1), (2) and (3) or such other schedule at the Board of Directors’ discretion;

(7)

if the Optionee ceases to be an “Eligible Person” due to disability or before the expiry of the period for exercise as provided for in Subsections 2.2(2) and 2.2(4) above, all Unvested Options will be immediately be cancelled on the date the Optionee ceases to be an Eligible Person; and

(8)

if the Optionee dies before ceasing to be an “Eligible Person” or before the expiry of the period for exercise as provided for in Subsections 2.2(2) and 2.2(4) above, all Unvested Options will be immediately cancelled on the date of death.

Notwithstanding the above, the vesting of the Common Shares subject to the Options shall be subject to any vesting acceleration provisions applicable to this Option contained in the Plan and/or any Separate Agreement.

Further, and notwithstanding the above, and for greater certainty for the purposes of this Agreement and the Plan, if the Optionee’s employment is terminated by the Company, any of its subsidiaries or any of its Affiliates and prior thereto, concurrently therewith or immediately thereafter the Optionee commences employment with the Company, any of its subsidiaries or any of its Affiliates, as the case may be, the Optionee will not cease to be an “Eligible Person” and the vesting of the Option will not change as a result of such event.

Further, and notwithstanding the above, the Board of Directors may at its discretion accelerate the period of time in which any Unvested Options may become exercisable, provided that the Board of Directors determines that such acceleration is appropriate and in the best interest of the Company in the circumstances and it is agreed and acknowledged that there is no obligation on the Board of Directors to exercise such discretion nor shall the Board of Directors be required to provide reasons for exercise or non-exercise of such discretion.

ARTICLE III

ADJUSTMENTS

3.1	Adjustments

This Agreement will be amended by the Company unilaterally (without the need of consent or notice to the Optionee) upon the occurrence of the events referred to in Section 10.3(a) of the Plan so that the rights of the Optionee hereunder, including the number of Common Shares that may be purchased on the exercise of the Option and the Exercise Price at which such Common Shares may be purchased, will be adjusted in accordance with the provisions set forth in the Plan.  Successive adjustments will be made in the case of the occurrence of more than one such event as provided for therein, but, in the case of each such event, only from and after the occurrence of such event.  Until the occurrence of such event, the rights of the Optionee hereunder, including the number of Common Shares that may be purchased on the exercise of the Option and the Exercise Price at which such Common Shares may be purchased, will remain unamended as set out herein.

ARTICLE IV

COVENANTS AND REPRESENTATIONS

4.1	Representations and Covenants of the Company
(1)

The Company hereby covenants that it will reserve or cause to be reserved for allotment sufficient Common Shares for issue to the Optionee of all Common Shares which are issuable from time to time under the Option.

(2)

The Company represents that the Optionee is a bona fide employee of the Company or of a subsidiary of the Company or of an Affiliate of the Company or an individual employed by a person which is providing management services to the Company (other than investor relations) or of a subsidiary of the Company or of an Affiliate of the Company or a person who is approved as an “Eligible Person” by the Board of Directors.

4.2	Representations and Covenants of the Optionee

The Optionee hereby represents and covenants that:

(1)

the Optionee is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person who is approved as an “Eligible Person” by the Board of Directors on the date of grant;

(2)

the Optionee’s participation in the Plan is voluntary and the Optionee has not been induced to enter into this Agreement by the expectation of employment or continued employment with the Company or any subsidiary of the Company or any Affiliate of the Company or any person providing management services to the Company or any subsidiary of the Company or any Affiliate of the Company;

(3)

the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document (other than a registration statement on Form S-8 with the United States Securities and Exchange Commission) qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws and if such exemption for any reason becomes unavailable, the obligation of the Company to grant any Options or issue any Common Shares upon the exercise of an Option will cease;

(4)

if the Optionee ceases to be an “Eligible Person” due to termination of employment by the Company, any of its subsidiaries or any of its Affiliates without cause or alleged constructive dismissal or due to voluntary termination by the Optionee (other than Retirement), the Optionee will not make any claims for continued vesting of Unvested Options past the effective date of such termination, which shall be deemed to be the last day the Optionee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and will not make any claims for compensation in lieu of statutory, contractual or common law notice or damages relating thereto;

(5)

if the Optionee or the Legal Representative of the Optionee exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased upon the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may be listed or posted for trading, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States; and

(6)

the Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities and the Optionee will not make any claim against the Company, any of its subsidiaries, any of its Affiliates or any of their respective officers, directors or employees related to tax liabilities arising from the Options or any of the Optionee’s other compensation.

ARTICLE V

MISCELLANEOUS

5.1	Special Provisions for Incentive Share Options
(1)

For U.S. taxpayers, if the Option is designated in this Agreement as an Incentive Share Option, this Option is intended to qualify as an Incentive Share Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if this Option is intended to be an Incentive Share Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Share Option. Further, if for any reason this Option (or portion thereof) will not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Share Option granted under the Plan.  In no event will the Board of Directors, the Company, any of its subsidiaries, any of its Affiliates, any parent or any of their respective employees or directors have any liability to the Optionee (or any other person) due to the failure of the Option to qualify for any reason as an Incentive Share Option.

(2)

Further, if the Option granted to the Optionee herein is an Incentive Share Option, and if the Optionee sells or otherwise disposes of any of the Common Shares acquired pursuant to the Incentive Share Option on or before the later of (i) the date two (2) years after the grant date, or (ii) the date one (1) year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to U.S. and Canadian federal, provincial, state, local and foreign income tax withholding by the Company on the compensation income recognized by the Optionee.

5.2	Section 409A

Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income recognition by the Optionee prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty and interest charges to the Optionee. The Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Exercise Price per Common Share of this Option equals or exceeds the fair market value of a Common Share on the grant date in a later examination.  The Optionee agrees that if the IRS determines that the Option was granted with an Exercise Price per Common Share that was less than the Fair Market Value of a Common Share on the grant date, the Optionee will be solely responsible for the Optionee’s costs related to such a determination.

5.3	Notices

Any notice or other communication required or permitted to be delivered under this Agreement will be considered delivered only if in writing and when it is actually delivered (which delivery may be by telex, telecopy or other telecommunications device) to the attention of the party to whom it is intended at the principal business address of the Company, if addressed to the Company, or to the address specified above, if to the Optionee, or to such other address as such party may designate to the other party by notice in writing delivered in accordance with this Section.

5.4	Interpretation

Any question arising as to the interpretation of this Agreement will be determined by the Board of Directors and, absent manifest error, such determination will be conclusive and binding on the Company and the Optionee.

5.5	Further Assurances

Each of the parties hereto will, on demand by the other party hereto, execute and deliver all such further documents and instruments and do all such further acts and things as the party may either before or after the execution and delivery of this Agreement reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

5.6	Severability

If any provision of this Agreement is determined to be void, illegal or unenforceable, such provision will be construed to be separate and severable from this Agreement and will not impair the validity, legality or enforceability of any other provision of this Agreement and the remainder of this Agreement will continue to be binding on the parties hereto as if such provision had been deleted.

5.7	No Assignment

Neither this Agreement nor the Option may be assigned, transferred or charged in whole or in part by the Optionee, and any purported assignment, transfer or charge shall cause this Agreement and the Option to lapse forthwith and be null and void after that time.

5.8	Amendment

No amendment shall be made to this Agreement unless all applicable rules and regulations of all regulatory authorities to which the Company is subject have been complied with.

5.9	Burden and Benefit

This Agreement will be binding upon and will enure to the benefit of the Company and its successors and assigns and the Optionee and, if applicable, his Legal Representative.

5.10	Time

Time will be of the essence in this Agreement.

5.11	Governing Law and Jurisdiction

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia.  Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with this Agreement to the exclusive jurisdiction of the courts of British Columbia.

5.12	Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means, including, without limitation, by posting them on a website maintained by the Company or a third party under contract with the Company or through such methods indicated in this Agreement.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

If the Company posts such documents on a website, it shall notify Participant by e-mail or such other reasonable manner as then determined by the Company.

5.13	Incorporation of the terms of the Plan

This Agreement shall be deemed to have incorporated all the terms of the Plan and the Options granted hereunder shall be subject to the terms of the Plan.  In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XENON PHARMACEUTICALS INC.

By:
Title: Corporate Secretary

[First Name Last Name]

SCHEDULE “A”

OPTION EXERCISE FORM
FOR OPTIONS UNDER THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

(For options granted post November 2014)

TO:	Xenon Pharmaceuticals Inc. 200-3650 Gilmore Way Burnaby, BC, V5G 4W8

The undersigned hereby irrevocably gives notice, pursuant to the Amended and Restated 2014 Equity Incentive Plan of Xenon Pharmaceuticals Inc. (the “Company”), as the same may, from time to time, be supplemented or amended and in effect (the “Plan”) and the share option agreement(s) between the Company and the undersigned as listed on Exhibit A hereto (the “Share Option Agreement(s)”), of the exercise of the option(s) (the “Option(s)”) granted to the undersigned pursuant to the Plan and the Share Option Agreement(s) and hereby irrevocably agrees to purchase common shares as listed in Exhibit A by way of:

[Choose (check off) one of the following]	□ Net exercise OR
□ Cash exercise

[Complete the following, as applicable]
Total exercise price enclosed herewith: $____________
Total taxes $____________	□ Enclosed herewith OR
□ Deducted from next paycheque

□  If permitted by the Company, withholding from proceeds of a sale of common shares acquired upon the exercise of the Option arranged by the Company (on the undersigned’s behalf pursuant to this authorization without further consent)

The undersigned tenders to the Company herewith an amount equal to the total exercise price for the common shares being purchased plus any amounts necessary to satisfy the tax withholding obligations in connection with such purchase.

The undersigned directs the Company to issue the Direct Registration Statement evidencing the common shares in the name of the undersigned to be sent electronically to the undersigned to the following e-mail address:

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the common shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the common shares subject to the Option(s), notwithstanding the exercise of the Option(s).  The common shares so acquired will be issued in the name so designated above as soon as practicable after exercise of the Option(s).  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10.3(a) of the Plan.

The undersigned understands that the undersigned may suffer adverse tax consequences as a result of the purchase or disposition of the common shares.  The undersigned represents that the undersigned has consulted with any tax consultants the undersigned deems advisable in connection with the purchase or disposition of the common shares and that the undersigned is not relying on the Company for any tax advice.

This notice and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia.  Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with this notice to the exclusive jurisdiction of the courts of British Columbia.

DATED the ______ day of ____________, ______

Signature of Witness	Signature of Participant

Name of Witness (please print)	Name of Participant (please print)

Return the Option Exercise Form, along with (as applicable) your certified cheque, bank draft or money order to:

Xenon Pharmaceuticals Inc.

200 - 3650 Gilmore Way, Burnaby, B.C.

Canada  V5G 4W8